Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT, CONSENT AND RELEASE

THIS THIRD AMENDMENT, CONSENT AND RELEASE, dated as of April 11, 2002 (this “Amendment”), is among IQI, INC., a New York corporation (the “Borrower”), AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation (“Aegis”), the Obligors identified on the signature pages hereto under the caption “Consenting Obligors” (the “Consenting Obligors”) and the Lenders (as defined below) signatories hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, Aegis, certain financial institutions from time to time parties thereto (collectively, the “Lenders”), Credit Suisse First Boston, as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent and Administrative Agent for the Lenders, are parties to the Third Amended and Restated Credit Agreement, dated as of December 10, 1999 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as described below; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement, as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the “Credit Agreement”);

NOW, THEREFORE, the parties hereto hereby agree as follows.

PART I

DEFINITIONS

SUBPART 1.1.  Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Aegis” is defined in the preamble.

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Consenting Obligors” is defined in the preamble.

“Credit Agreement” is defined in the third recital.

“Elrick & Lavidge Disposition” is defined in Subpart 2.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the first recital.

“Third Amendment” is defined in Subpart 2.1.

“Third Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2.  Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART II

AMENDMENTS TO THE

EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part.

SUBPART 2.1.  Amendments to Article I.  Article I of the Existing Credit Agreement is hereby amended as set forth in Subparts 2.1.1 through 2.1.4.

SUBPART 2.1.1  Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

“Elrick & Lavidge Disposition” means the sale of all or substantially all of the Assets (as such term is defined in the Asset Purchase Agreement, dated as of April 3, 2002, among Interserv, the Borrower, Aegis and Taylor Nelson Sofres Operations, Inc. as in effect on the Third Amendment Effective Date), whether now owned or hereafter acquired, of Elrick & Lavidge, a division of Interserv.

“Third Amendment” means the Third Amendment, dated as of April 11, 2002, among the Borrower, Aegis and the Lenders party thereto.

“Third Amendment Effective Date” is defined in Subpart 3.1 of the Third Amendment.

SUBPART 2.1.2  The definition of “Revolving Loan Commitment Amount” contained in Section 1.1 of the Existing Credit Agreement is hereby amended and restated as follows:

“Revolving Loan Commitment Amount” means, on any date, $35,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

SUBPART 2.1.3 The definition of “Applicable Margin” contained in Section 1.1 of the Existing Credit Agreement is hereby amended and restated as follows:

“Applicable Margin” means (a) prior to the Third Amendment Effective Date, the rate calculated in accordance with the Existing Credit Agreement as in effect immediately prior to the Third Amendment Effective Date, and (b) on and following the Third Amendment Effective Date, (i) with respect to the unpaid principal amount of each Revolving Loan maintained as a Base Rate Loan, 2.00% per annum and (ii) with respect to the unpaid principal amount of each Revolving Loan maintained as a LIBO Rate Loan, 3.00% per annum.

SUBPART 2.1.4  The definition of “Applicable Commitment Fee” contained in Section 1.1 of the Existing Credit Agreement is hereby amended and restated as follows:

“Applicable Commitment Fee” means (a) prior to the Third Amendment Effective Date, the fee calculated in accordance with the Existing Credit Agreement as in effect immediately prior to the Third Amendment Effective Date, and (b) on and following the Third Amendment Effective Date, 0.75% per annum.

SUBPART 2.2.  Amendments to Article VII.  Section 7.2.10 of the Existing Credit Agreement is hereby amended by (i) replacing the word “or” at the end of clause (b) thereof with a comma and (ii) inserting, immediately before the period at the end of such Section, “or (d) made in connection with the Elrick & Lavidge Disposition; provided that the net sale proceeds of the Elrick & Lavidge Disposition are at least equal to $8,500,000 and such proceeds are applied to repay the Loans as set forth in Section 3.1.2”.

PART III

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1.  Effective Date and Conditions.  This Amendment shall become effective as of the date set forth in the preamble (the “Third Amendment Effective Date”) when each of the conditions set forth in this Part have been satisfied.

SUBPART 3.1.1.  Execution of Counterparts.  The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, Aegis, each of the Consenting Obligors and the Lenders.

SUBPART 3.1.2.  Fees and Expenses.  The Administrative Agent shall have received all fees and expenses due and payable pursuant to Subpart 5.8 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses); the Borrower hereby authorizes the Lenders to deduct from the proceeds of the Elrick & Lavidge Disposition sent to the Administrative Agent all such fees and expenses, and the Administrative Agent agrees to make such deduction.

SUBPART 3.1.3  Amendment Fee. The Administrative Agent shall have received for the account of each Lender, an amendment fee in an amount equal to 0.25% of each Lender’s Percentage of the Revolving Loan Commitment Amount (after giving effect to this Amendment), which amendment fee equals $87,500 in the aggregate; the Borrower hereby authorizes the Lenders to deduct from the proceeds of the Elrick & Lavidge Disposition sent to the Administrative Agent such amendment fee, and the Administrative Agent agrees to make such deduction.

SUBPART 3.1.4  Asset Purchase Agreement.  The Administrative Agent and the Lenders shall have received a fully executed copy of the Asset Purchase Agreement, dated as of April 3, 2002, among Interserv, the Borrower, Aegis and Taylor Nelson Sofres Operations, Inc., including all schedules, exhibits and attachments thereto.

SUBPART 3.1.5  Legal Details, etc.  All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel.  The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request.  All legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

PART IV

AFFIRMATION AND CONSENT

SUBPART 4.1.  Acknowledgment and Reaffirmation.  Each Consenting Obligor hereby reaffirms, as of the Third Amendment Effective Date, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby, (b) its guarantee of payment of the Obligations pursuant to the Subsidiary Guaranty and (c) its obligations with respect to collateral security under each other Loan Document to which it is a party.

SUBPART 4.2.  Representations and Warranties, etc.  Each Consenting Obligor hereby represents, warrants and certifies, that, as of the Third Amendment Effective Date, the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date).

SUBPART 4.3.  Loan Documents.  Each Consenting Obligor further confirms that each Loan Document to which it is a party (a) is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Third Amendment Effective Date, all references in such Loan Documents to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the Loan Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for in this Amendment, (b) if such Loan Document relates to collateral security, such document shall also expressly and completely secure all Obligations related thereto and (c) if such Loan Document relates to a guarantee, such document shall also expressly and completely guarantee all Obligations related thereto.

SUBPART 4.4.  Course of Dealing, etc.  Each Consenting Obligor hereby acknowledges and agrees that the acceptance by each Lender of this document shall not be construed in any manner to establish any course of dealing on any Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

PART V

MISCELLANEOUS PROVISIONS

SUBPART 5.1.  Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of the Existing Credit Agreement.

SUBPART 5.2.  Loan Document Pursuant to Existing Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.3.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.4.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments and waivers set forth in this Amendment shall be limited precisely as provided for in this Amendment to the provisions expressly amended and waived herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SUBPART 5.5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SUBPART 5.6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.

SUBPART 5.7.  Representation and Warranties.  In order to induce the Lenders to execute and deliver this Amendment, the Borrower and Aegis each represent that both before and after giving effect to this Amendment, the statements contained in clauses (a) through (e) of Section 5.2.1 of the Existing Credit Agreement are true and correct.

SUBPART 5.8.  Fees and Expenses.  The Borrower agrees to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, as counsel for the Administrative Agent.

SUBPART 5.9.  Release of Liens.  At the request of the Borrower and, effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Lenders hereby (i) consent to the Elrick & Lavidge Disposition (on the terms and conditions set forth herein), (ii) release and discharge, without representation, recourse or warranty whatsoever, all liens, security interests and other encumbrances created pursuant to the Existing Credit Agreement or any other Loan Document on the Assets (as such term is defined in the Asset Purchase Agreement, dated as of April 3, 2002, among Interserv, the Borrower, Aegis and Taylor Nelson Sofres Operations, Inc. as in effect on the Third Amendment Effective Date) and (iii) upon the reasonable request of Aegis or any of the Obligors, the Administrative Agent agrees to provide, execute and file (and hereby authorizes Aegis to file) any and all financing statement amendments, releases, terminations or other documents or instruments that may be necessary to evidence the release of the security interests of the Lenders in the assets transferred, sold, or otherwise disposed of, in connection with the Elrick & Lavidge Disposition.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year Second above written.

IQI, INC.

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AEGIS COMMUNICATIONS GROUP, INC.

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THE BANK OF NOVA SCOTIA

By
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CREDIT SUISSE FIRST BOSTON

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CONSENTING OBLIGORS:

ADVANCED TELEMARKETING CORPORATION

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LEXI INTERNATIONAL, INC.

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CHILDREN’S EDUCATIONAL PUBLISHING CORPORATION

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INTERSERV SERVICES CORPORATION

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